Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2025 relating to the financial statements of Boyd Group Services Inc. appearing in Registration Statement No. 333-291143 on Form F-10 of Boyd Group Services Inc.

/s/ Deloitte LLP

Chartered Professional Accountants

Winnipeg, Canada

December 1, 2025